Exhibit 15

May 1, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

RE: Ford Motor Company Registration Statement Nos. 33-62227, 333-02735, 333-20725, 333-31466, 333-47733, 333-56660, 333-57596, 333-65703, 333-71380, 333-74313, 333-85138, 333-87619, 333-104063, 333-113584, 333-123251, 333-138819, 333-138821, 333-149453, 333-149456, 333-153815, 333-153816, 333-156630, 333-156631, 333-157584, 333-162992, 333-162993, 333-165100, 333-172491, 333-179624, 333-186730, 333-193999, and 333-194000 on Form S-8 and 333-194060 on Form S-3

Commissioners:

We are aware that our report dated May 1, 2014 on our review of interim financial information of Ford Motor Company (the “Company”) for the three month periods ended March 31, 2014 and March 31, 2013 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2014 is incorporated by reference in the aforementioned Registration Statements.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan